TECHNE CORPORATION RELEASES UNAUDITED FIRST QUARTER
                  FISCAL YEAR 2012 FINANCIAL RESULTS


Minneapolis/October 25, 2011/ Techne Corporation's (NASDAQ:TECH) financial results for the quarter ended September 30, 2011 include the following highlights:

  - First quarter earnings were $27.5 million or $.74 per diluted share. Adjusted earnings for the quarter grew 13.2% to $30.0 million or $.81 per diluted share after adjustment for intangible asset amortization and costs recognized upon the sale of inventory that was written-up to fair value as part of acquisitions completed in the quarter ended June 30, 2011.

     -- Foreign exchange transaction losses for the quarter ended September 30, 2011 were $524,000 compared to foreign exchange transaction gains of $505,000 for the quarter ended September 30, 2010 causing a negative $.02 impact on comparable earnings per diluted share.

  - Net sales as reported grew 14.2% to $77.6 million for the quarter. Organic sales grew 3.2% in the quarter.

Consolidated net sales and earnings for the quarter ended September 30, 2011 were impacted by the acquisition of Boston Biochem, Inc. (Boston Biochem) on April 1, 2011 and Tocris Holdings Limited (Tocris) on April 28, 2011, including the cost recognized upon the sale of inventory that was written-up to fair value as part of the acquisitions and increased amortization of acquired intangible assets. Consolidated net sales for the quarter ended September 30, 2011 includes $5.6 million of sales from the acquired companies.

A weaker U.S. dollar as compared to foreign currencies improved sales by $1.9 million in the quarter ended September 30, 2011 from the comparable prior-year period.

The Biotechnology segment includes sales made through R&D Systems' Biotechnology Division, R&D Systems Europe, Tocris, R&D Systems China, BiosPacific and Boston Biochem. Biotechnology net sales were $72.3 million, an increase of 14.7% from $63.0 million for the quarter ended September 30, 2010. Biotechnology growth was 2.8% for the quarter ended September 30, 2011 if the sales from the acquisitions and foreign currency benefit are excluded.

Customer sales growth for the Biotechnology segment, excluding sales from products of the acquired entities, from the same prior-year period include:

                                                   Quarter Ended
                                                September 30, 2011
                                                ------------------
R&D Systems Biotechnology Division:
    Industrial, pharmaceutical and biotechnology       9.3%
    Academic                                          (2.5%)
    Pacific Rim distributors                         Unchanged

R&D Europe:
     Reported                                         11.6%
     In constant currency                             (0.7%)

R&D China:
    Reported                                          24.0%
    In constant currency                              14.1%

Hematology net sales for the quarter ended September 30, 2011 were $5.3 million, an increase of 7.9% from the comparable prior-year period.

The gross margin percentage declined to 75.2% in the quarter ended September 30, 2011 from 77.4% in the comparable prior-year quarter due to the cost recognized upon the sale of the inventory that was written-up to fair value as part of the acquisitions and amortization of acquired intangible assets. Gross margins were 79.0% and 77.6% the quarters ended September 30, 2011 and 2010, respectively, if such costs and amortization are excluded in both periods.

Selling, general and administrative expenses for the quarter ended September 30, 2011 increased $3.2 million from the quarter ended September 30, 2010. The acquisitions added $1.6 million of selling, general and administrative expenses in the quarter, excluding intangible amortization that increased $461,000 in the quarter. The increase in selling, general and administrative expense for the quarter was also impacted by increased profit sharing expense of $885,000 for the quarter.

The effective tax rate for the quarter ended September 30, 2011 was 32.0% as compared to 32.3% for the same prior-year period. Effective tax rates for fiscal 2012 are expected to be 31% to 33%.

Forward Looking Statements:

Our press releases may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements, including the expected effective tax rate, involve risks and uncertainties that may affect the actual results of operations. The following important factors, among others, have affected and, in the future, could affect the Company's actual results: the integration of the acquired companies, the introduction and acceptance of new biotechnology and hematology products, the levels and particular directions of research by the Company's customers, the impact of the growing number of producers of biotechnology research products and related price competition, general economic conditions, the retention of hematology OEM and proficiency survey business, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships.

For additional information concerning such factors, see the section titled "Risk Factors" in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.
We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

Use of Adjusted Financial Measures:

The adjusted financial measures used in this press release quantify the impact the following had on reported net sales, gross margin percentages, selling, general and administrative expenses, net earnings and earnings per share for the quarter year ended September 30, 2011 as compared to the reported amounts for the same period ended September 30, 2010:

  - fluctuations in exchange rates used to convert transactions in foreign currencies (primarily the Euro, British pound sterling and Chinese yuan) to U.S. dollars and,

  - the acquisitions of Boston Biochem, Inc. on April 1, 2011 and Tocris Holdings, Ltd on April 28, 2011, including the impact of amortizing intangible assets and the recognition of costs upon the sale of inventory written-up to fair value.

These adjusted financial measures are not prepared in accordance with generally accepted accounting principles (GAAP) and may be different from adjusted financial measures used by other companies. Adjusted financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We view these adjusted financial measures to be helpful in assessing the Company's ongoing operating results. In addition, these adjusted financial measures facilitate our internal comparisons to historical operating results and comparisons to competitors' operating results. We include these adjusted financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency related to supplemental information we use in our financial and operational analysis. Investors are encouraged to review the reconciliations of adjusted financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

                  *  *  *  *  *  *  *  *  *  *  *  *

Techne Corporation has two operating subsidiaries: Research and Diagnostic Systems, Inc. (R&D Systems) of Minneapolis, Minnesota and R&D Systems Europe, Ltd. (R&D Europe) of Abingdon, England. R&D Systems is a specialty manufacturer of biological products. R&D Systems has four subsidiaries, BiosPacific, Inc. (BiosPacific), located in Emeryville, California, Boston Biochem, Inc., located in Cambridge, Massachusetts, R&D Systems China Co. Ltd., (R&D China), located in Shanghai, China and Tocris Cookson, Inc, located in Saint Louis, Missouri. BiosPacific is a worldwide supplier of biologics to manufacturers of in vitro diagnostic systems and immunodiagnostic kits. Boston Biochem is a leading developer and manufacturer of ubiquitin-related research products. R&D China and R&D Europe distribute biotechnology products. R&D Europe has two subsidiaries, Tocris Holding, Ltd (Tocris) of Bristol, England and R&D Systems GmbH, a German sales operation. Tocris is a leading supplier of reagents for non-clinical life science research.

Contact:  Greg Melsen, Chief Financial Officer
          Kathy Backes, Controller
         (612) 379-8854



                         TECHNE CORPORATION
               CONSOLIDATED STATEMENTS OF EARNINGS
               (In thousands, except per share data)
                             (Unaudited)

                                                    QUARTER ENDED
                                                   ----------------
                                                   9/30/11  9/30/10
                                                   -------  -------
Net sales                                          $77,596  $67,945
Cost of sales                                       19,209   15,350
                                                   -------  -------
Gross margin                                        58,387   52,595
Operating expenses:
  Selling, general and administrative               10,773    7,613
  Research and development                           6,667    6,619
                                                   -------  -------
    Total operating expenses                        17,440   14,232
                                                   -------  -------
Operating income                                    40,947   38,363
Other income (expense):
  Interest income                                      728      847
  Other non-operating expense, net                  (1,175)    (257)
                                                   -------  -------
    Total other (expense) income                      (447)     590
                                                   -------  -------
Earnings before income taxes                        40,500   38,953
Income taxes                                        12,979   12,580
                                                   -------  -------
Net earnings                                       $27,521  $26,373
                                                   =======  =======

Earnings per share:
  Basic                                            $  0.74  $  0.71
  Diluted                                          $  0.74  $  0.71

Weighted average common shares outstanding:
  Basic                                             37,095   37,040
  Diluted                                           37,170   37,107



                         TECHNE CORPORATION
                     CONSOLIDATED BALANCE SHEETS
                         (In thousands)
                           (Unaudited)

                                                   9/30/11    6/30/11
                                                  --------   --------
ASSETS
Cash and equivalents                              $ 79,235   $ 77,613
Short-term available-for-sale investments           54,120     63,200
Trade accounts receivable                           34,092     35,914
Other receivables                                    1,547      1,946
Inventory                                           42,116     44,906
Other current assets                                 7,900      6,838
                                                  --------   --------
  Current assets                                   219,010    230,417
                                                  --------   --------

Available-for-sale investments                     148,949    131,988
Property and equipment, net                         94,352     95,398
Goodwill and intangible assets, net                135,390    138,915
Other non-current assets                            30,735     20,952
                                                  --------   --------
  Total assets                                    $628,436   $617,670
                                                  ========   ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                               $ 26,236   $ 18,188
Deferred taxes                                      12,846     13,360
Stockholders' equity                               589,354    586,122
                                                  --------   --------
  Total liabilities and stockholders' equity      $628,436   $617,670
                                                  ========   ========



                           TECHNE CORPORATION
                   RECONCILIATION of ORGANIC SALES
                            (In thousands)
                              (Unaudited)
                                                    QUARTER ENDED
                                                   ----------------
                                                   9/30/11  9/30/10
                                                   -------  -------
Net sales                                          $77,596  $67,945
Organic sales adjustments:
  Acquisitions                                      (5,619)       0
  Impact of foreign currency fluctuations           (1,878)       0
                                                   -------  -------
Organic sales                                      $70,099  $67,945
                                                   =======  =======


                        TECHNE CORPORATION
         RECONCILIATION of NET EARNINGS and EARNINGS per SHARE
                (In thousands, except per share data)
                            (Unaudited)
                                                    QUARTER ENDED
                                                   ----------------
                                                   9/30/11  9/30/10
                                                   -------  -------
Net earnings                                       $27,521  $26,373
Identified adjustments:
  Costs recognized upon sale of acquired inventory   2,148        0
  Amortization of intangibles                        1,285      170
                                                   -------  -------
                                                     3,433      170
  Tax impact of adjustments                           (968)     (63)
                                                   -------  -------
                                                     2,465      107
                                                   -------  -------
Net earnings - Adjusted for identified items       $29,986  $26,480
                                                   =======  =======

Earnings per share - Diluted - Adjusted            $  0.81  $  0.71




                         TECHNE CORPORATION
            RECONCILIATION of GROSS MARGIN PERCENTAGES
                              (Unaudited)
                                                    QUARTER ENDED
                                                   ----------------
                                                   9/30/11  9/30/10
                                                   -------  -------
Gross margin percentage                              75.2%    77.4%
Identified adjustments:
  Costs recognized upon sale of acquired inventory    2.8%     0.0%
  Amortization of intangibles                         1.0%     0.2%
                                                   -------  -------
Gross margin percentage - Adjusted                   79.0%    77.6%
                                                   =======  =======




                      TECHNE CORPORATION
  RECONCILIATION of SELLING, GENERAL and ADMINISTRATIVE EXPENSES
                       (In thousands)
                         (Unaudited)
                                                    QUARTER ENDED
                                                   ----------------
                                                   9/30/11  9/30/10
                                                   -------  -------
Selling, general and administrative expenses       $10,773  $ 7,613
Identified selling, general and administrative
  expense  adjustments:
    Acquired companies' expense, excluding
      intangible amortization                       (1,562)       0
    Amortization of intangibles                       (521)    ( 61)
                                                   -------  -------
Selling, general and administrative expenses
  - Adjusted                                       $ 8,690  $ 7,552
                                                   =======  =======



                         TECHNE CORPORATION
              RECONCILIATION to INTANGIBLE AMORTIZATION
                           (In thousands)
                             (Unaudited)

                                                    QUARTER ENDED
                                                   ----------------
                                                   9/30/11  9/30/10
                                                   -------  -------
Amortization of intangible assets was included in:
  Cost of goods sold                               $   764  $   109
  Selling, general and administrative expenses         521       61
                                                   -------  -------
Total amortization of intangible assets            $ 1,285  $   170
                                                   =======  =======